Exhibit 10.2

FIRST AMENDMENT TO THE
AMENDED AND RESTATED ENERGY TRANSFER EQUITY, L.P.
LONG-TERM INCENTIVE PLAN
January 14, 2019

This amendment (the “Amendment”) to the Amended and Restated Energy Transfer
Equity, L.P. Long-Term Incentive Plan (the “Plan”), is hereby adopted as of October 19, 2018
(the “Effective Date”) by LE GP, LLC (the “Company”), in its capacity as the general partner of Energy Transfer LP (the “Partnership”), on behalf of the Partnership. Terms used but not defined herein shall have the meanings given to such terms in the Plan.
WHEREAS, the Partnership maintains the Plan for the purposes set forth therein; and
WHEREAS, the Board of Directors of the Company has previously approved the change in the name of the Partnership from Energy Transfer Equity, L.P. to Energy Transfer LP; and
WHEREAS, the officers of the Company have caused the aforementioned changes in the names of the Partnership to become effective in its jurisdictions of formation and qualifications and are now memorializing those changes in the books and records of the Partnership; and
WHEREAS, the Company now desires to amend the Plan to give the full and proper effect to such name change.
NOW, THEREFORE, effective as of the Effective Date, the Plan is amended as follows:
1. All references in the Plan to “Energy Transfer Equity, L.P.” (including in the name of the Plan) shall be, and hereby are, replaced with “Energy Transfer LP”.

All other provisions of the Plan shall remain the same and in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment, effective as of the date first set forth above.

LE GP, LLC

By: /s/ William J. Healy
Name: William J. Healy
Title: Secretary